ARTHUR
                              ANDERSEN



              CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 12, 1999 included in International Comfort Products Corporation's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.


                                             /s/  Arthur Andersen LLP



Mississauga, Canada
July 23, 1999